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                                                                 Exhibit 4.6 (a)

                            FIRST AMENDMENT TO NOTE
                               PURCHASE AGREEMENT


     First Amendment (First Amendment) to Note Purchase Agreement (the Note Purchase Agreement) dated as of June 28, 1991 among CABOT OIL & GAS CORPORATION, a Delaware corporation (the Issuer) and the PURCHASERS listed on the signature pages hereof (the Purchasers).

     WHEREAS, the end of the fiscal year of the Issuer has been changed from September 30th to December 31st of each such fiscal year, and the Issuer has requested and the Purchasers have agreed to amend the Note Purchase Agreement to the extent necessary to reflect such change;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Issuer and the Purchasers hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Note Purchase Agreement.

                                   ARTICLE II

                                   Amendments

     SECTION 2.01. Amendment to Section 5.08. Section 5.08 of the Note Purchase Agreement is hereby amended in its entirety to read as follows:

     SECTION 5.08.  Engineering Reports.

       (a) On or before each of July 1, 1991 and October 1, 1991, and thereafter by April 1 and October 1 of each subsequent year, the Issuer shall furnish to each of the Holders a report substantially in the form of the reserve summary included in the Confidential Memorandum (but showing in addition information with respect to reserves in the Appalachian Basin) or otherwise in form and substance reasonably satisfactory to the Required Lenders which may be prepared by or under the supervision of a petroleum engineer who may be an employee of the Issuer, which shall evaluate all net Proved Reserves owned by the Issuer and its Subsidiaries as of the preceding December 31 or June 30,
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     respectively (provided, that each such report evaluating such Proved
     Reserves as of the preceding June 30 of each year shall be based upon the geologic and well data set forth in the immediately preceding Reserve Report and shall be adjusted for the Present Value of Proved Reserves sold, acquired or developed since the immediately preceding Reserve Report), and which shall set forth the information necessary to determine the Present Value of Proved Reserves as of such date.

       (b) Together with the Reserve Report furnished pursuant to subsection
     (a) evaluating reserves as of December 31 of any year, the Issuer shall furnish to each of the Holders a review report thereon in form and substance reasonably satisfactory to the Required Lender by Miller & Lents, Ltd. Or other independent petroleum engineers of naturally recognized standing.

     SECTION 2.02. Amendment to Section 5.12. Section 5.12 of the Note Purchase Agreement is hereby amended in its entirety to read as follows:

     SECTION 5.12.  Annual Coverage Ratio.   (a)  The Annual Coverage Ratio for
     each of the fiscal years referred to in paragraph (b) of this Section 5.12, calculated as of each December 31 and June 30 from the Reserve Report referred to in paragraph (b) below, shall not be less than 1.2:1, provided that no Default will arise under this Section 5.12 for a period of 60 days after the delivery of the related Reserve Report, during which time the Issuer or any Subsidiary may reschedule maturities of Debt, reduce Debt or acquire additional Petroleum Properties so as to restore compliance hereunder.

       (b)   Simultaneously with the delivery of each Reserve Report pursuant to
     Section 5.08, the Issuer shall deliver to each Holder a calculation of the Annual Coverage Ratio for each of (x) in the case of a Reserve Report evaluating reserves as of December 31, the fiscal year commencing on the day immediately succeeding such December 31 and the next two succeeding fiscal years and (y) in the case of a Reserve Report evaluating reserves as of June 30, the fiscal year commencing on the next succeeding January 1 and the immediate following fiscal year.

                                  ARTICLE III

                                 Miscellaneous

     SECTION 3.01. NEW YORK LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     SECTION 3.02 Ratification. The Note Purchase Agreement as hereby amended is in all respects ratified and confirmed, and all of the rights and powers created thereby or thereunder shall be and remain in full force and effect.

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     SECTION 3.03  Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

                                        CABOT OIL & GAS CORPORATION

                                        By:    /s/ Roger J. Klatt
                                            ---------------------
                                        Title:  Vice President
                                               ----------------


                                        THE NORTHWESTERN MUTUAL LIFE

                                        By:    /s/ A. K. Koyky
                                            ------------------
                                        Title:   Vice President
                                               ----------------


                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                        COMPANY

                                        By:     /s/ John B. Joyce
                                             --------------------
                                        Title:   Vice President
                                               ----------------


                                        THE MUTUAL LIFE INSURANCE COMPANY OF
                                        NEW YORK

                                        By:   s/s/ Diane Hom
                                            ----------------
                                        Title:   Managing Director
                                               -------------------


                                        UNUM  LIFE INSURANCE COMPANY OF AMERICA

                                        By:   /s/ John P. Berry
                                            -------------------
                                        Title:   Director, Corporate Securities
                                               --------------------------------

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                                        NEW ENGLAND MUTUAL LIFE INSURANCE
                                         COMPANY

                                        By:   /s/ Michael T. Zonghetti
                                            --------------------------
                                        Title:     Vice President
                                                 -----------------


                                        NATIONAL LIFE INSURANCE COMPANY

                                        By:    /s/ Scott Higgins
                                             -------------------
                                        Title:    Vice President
                                                 ----------------


                                        KEYSTONE PROVIDENT LIFE INSURANCE
                                         COMPANY
                                        By:  Stein Roe & Farnham Inc., as Agent

                                        By:   /s/ Donovan J. Paul
                                            ---------------------
                                        Title:  Senior Vice President
                                                ----------------------


                                        THE OHIO NATIONAL LIFE INSURANCE
                                         COMPANY

                                        By:    /s/ Michael A. Boedeker
                                             -------------------------
                                        Title:    Vice President
                                                 ----------------


                                        SOUTHERN FARM BUREAU LIFE INSURANCE
                                         COMPANY

                                        By:   Douglas Folk
                                             -------------
                                        Title:    Assistant Portfolio Manager
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